UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 30, 2012

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(714) 545-3288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2012, CNS Response, Inc. (the “Company”) announced that on March 30, 2012 it filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) to (i) effect a 1-for-30 reverse stock split (“reverse split”) of its common stock, par value $0.001 per share (the “Common Stock”), effective at 5:00 p.m. Pacific Time on April 2, 2012 (the “Effective Time”), and (ii) simultaneously therewith reduce the number of authorized shares of Common Stock available for issuance under the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), from 750 million to 100 million. Because the Amendment does not reduce the number of authorized shares of Common Stock in the same proportion as the reverse split, the effect of the Amendment is to increase the number of shares of Common Stock available for issuance relative to the number of shares issued and outstanding.

As previously disclosed, at a special meeting of the Company’s stockholders held on January 27, 2012, the stockholders had approved a proposal authorizing the Board of Directors of the Company (the “Board”) to amend the Certificate of Incorporation to implement the reverse split at a specific ratio equal to 1-for-10, 1-for-20, 1-for-30, 1-for-40 or 1-for-50 and reduce the number of authorized shares of Common Stock, and authorizing the Board to determine, in its discretion, the timing of the Amendment and the specific ratio of the reverse split. On March 28, 2012, the Board of the Company approved a reverse split ratio of 1-for-30 effective on April 2, 2012.

At the Effective Time, immediately and without further action by the Company’s stockholders, every 30 shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time will automatically be combined into one share of Common Stock. In the event the reverse split leaves a stockholder with a fraction of a share, the number of shares due to the stockholder will be rounded up. Further, any options, warrants and rights outstanding as of the Effective Time that are subject to adjustment will be adjusted in accordance with the terms thereof. These adjustments may include, without limitation, changes to the number of shares of Common Stock that may be obtained upon exercise or conversion of these securities, and changes to the applicable exercise or purchase price. As a result of the reverse split, a “D” will be placed on the Common Stock’s ticker symbol for 20 business days.

The Certificate of Amendment to the Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated by reference herein. The press release announcing the Amendment is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of CNS Response, Inc.
99.1	Press release dated April 2, 2012.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
April 2, 2012		Paul Buck
Chief Financial Officer